EXHIBIT 99.1

Flushing Financial Corporation to Host First Quarter 2018 Earnings Call

UNIONDALE, N.Y., April 09, 2018 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that it will release its first quarter 2018 earnings after the market closes on Tuesday, April 24, 2018.

John R. Buran, President and Chief Executive Officer of Flushing Financial Corporation, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host the conference call on Wednesday, April 25, 2018 at 9:30 AM (ET) to discuss the Company’s strategy and results for the first quarter of 2018. Interested parties are invited to listen in by dialing 1-877-509-5836. The conference call will be simultaneously webcast at https://services.choruscall.com/links/ffic180425.html and archived through 5:00 PM (ET) on April 25, 2019.

Conference Call Details

Dial-in for Live Call: 1-877-509-5836
Webcast: http://services.choruscall.com/links/ffic180425.html

Dial-in for Replay: 1-877-344-7529
Replay AccessCode:  10118145

FLUSHING FINANCIAL CORPORATION (Nasdaq:FFIC) is the holding company for Flushing Bank®, a New York State—chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division, consisting of iGObanking.com® which offers competitively priced deposit products to consumers nationwide and BankPurely® our eco-friendly, healthier lifestyle community brand. Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

CONTACT:

Susan K. Cullen
Senior Executive Vice President and
Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400